                                                                   EXHIBIT 99(i)

                                 JOHN HANCOCK

                          SAVINGS AND INVESTMENT PLAN

               Amended and Restated, effective November 1, 1999

                               TABLE OF CONTENTS


                                                   PAGE

ARTICLE 1     General                                 1

ARTICLE 2     Definitions                             2

ARTICLE 3     Eligibility to Participate              7

ARTICLE 4     Contributions                           8

ARTICLE 5     Withdrawals                            15

ARTICLE 6     Loans                                  18

ARTICLE 7     Investment Funds                       21

ARTICLE 8     Vesting                                25

ARTICLE 9     Distribution of Participant's Share    26

ARTICLE 10    Administrative and Fiduciary Powers    33

ARTICLE 11    Amendment and Termination              37

ARTICLE 12    Top-Heavy Plan Requirements            38

                                 JOHN HANCOCK

                          SAVINGS AND INVESTMENT PLAN


ARTICLE 1.  GENERAL
---------   -------

1.01    Title
        -----

     The Company has established the "John Hancock Savings and Investment Plan", hereinafter called the "Plan".

1.02    Discretionary Powers
        --------------------

     The provisions of this Plan shall be interpreted and the Plan shall be administered only in a manner consistent with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") and the United States Internal Revenue Code ("Code") relating to qualified profit-sharing plans, as each may be amended from time to time.

1.03    Effective Date
        --------------

     The effective date of the Plan is January 1, 1982.

1.04    Applicable Law
        --------------

     The provisions of this Plan shall be governed by the laws of the Commonwealth of Massachusetts, except as otherwise provided by ERISA.

ARTICLE 2.  DEFINITIONS
---------   -----------

2.01 Where the context requires, single nouns shall include the plural, and the masculine gender shall include the feminine.

2.02 "Employer" shall mean the Company or, on and after November 1, 1999, a General Agent who is, or who becomes, a party to the Plan, or the Company and all such General Agents, as the context requires; except that, prior to January 1, 2000, the term "Employer" shall include only such General Agents who, as of October 31, 1999, were Agency Managers of one of the Company's Managerial Agencies.

2.03 "Company" shall mean the John Hancock Mutual Life Insurance Company. Effective as of the initial public offering of John Hancock Financial Services, Inc. ("JHFS"), the Company shall mean John Hancock Financial Services, Inc.

2.04 "Insurer" shall mean, until the initial public offering of JHFS, the John Hancock Mutual Life Insurance Company, and thereafter, John Hancock Life Insurance Company, in its capacity as an insurance company incorporated under the laws of the Commonwealth of Massachusetts.

2.05 "Employee" shall mean an Agency Manager, Sales Manager, or Marketing Representative of the Company or a participating subsidiary and, effective November 1, 1999, a General Agent, Sales Supervisor, Agent or Clerk of an Employer; except that Clerks who, as of October 31, 1999, were employed by the Company in its Managerial Agencies shall not be an Employee under the Plan until the first payroll period commencing after April 21, 2000. A General Agent is a self-employed individual within the meaning of Code section 401(c) and is considered an Employee only for purposes of this Plan.

2.06 "Participant" shall mean an Employee who is, or is under contract with, or is employed by, an Employer, who is eligible to make contributions to the Plan in accordance with Article 4; the term Participant shall not include a retired Employee, except as otherwise provided in the Plan.

2.07 "Transferred Participant" shall mean a Participant who ceases to be an Employee, who continues in Service with an Employer.

2.08 "Beneficiary" shall mean the person designated as provided in Section 9.06 hereof to receive benefits under this Plan after the death of the Participant.

2.09 "Service" shall mean all periods of employment or service, whether or not such employment is continuous, as an Employee or a salaried employee of the Company or any of the Company's subsidiaries or affiliates, and all service with a predecessor employer to the extent required by law.

2.10 Prior to January 1, 2000, "Compensation" shall mean the amount paid by the Company or by the John Hancock Variable Life Insurance Company, to an Employee on account of his service in such capacity including pay for overtime, Basic Pre-tax and Supplemental Pre-tax Contributions to the

     Plan on his behalf but exclusive of any amount paid as 1) Salary Continuance at a rate less than full pay, 2) Accident & Sickness benefits,
     3) Long Term Disability benefits, 4) accrued vacation pay which is paid to the Participant in a lump sum following the date of the Participant's termination of service with the Company, 5) commissions on casualty or mutual fund products, or 6) a discretionary award or other incentive payment (unless the document under which the payment is provided specifically states that such payment is to be included as Compensation for the purposes of the Plan).

     On and after January 1, 2000, Compensation shall mean the amount paid by the Employer for services rendered, as determined by the Company, including base salaries and commissions on John Hancock products. For a General Agent, Compensation shall mean earned income of the General Agent derived from his trade or business as a General Agent of the Company, as determined
     by the Company.   In all cases, Compensation shall include Basic Pre-tax
     and Supplemental Pre-tax Contributions to the Plan on his behalf but shall not include any amount paid as 1) Salary Continuance at a rate less than full pay, 2) Accident and Sickness benefits, 3) Long-Term Disability benefits, 4) accrued vacation pay which is paid to the Participant in a lump sum following the date of the Participant's termination of service with the Company, 5) commissions on casualty or mutual fund products, or
     6) a discretionary award or other incentive payment (unless the document under which the payment is provided specifically states that such payment is to be included as Compensation for the purposes of the Plan).

     For Plan Years beginning on or after January 1, 1989, and before January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000. This limitation shall be adjusted by the Secretary of the Treasury at the same time and in the same manner as under section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990.

     For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Code.

     In determining the Compensation of a Participant for purposes of this limitation the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted annual Compensation limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

     If Compensation for any prior Plan Year is taken into account in determining a Participant's allocations for the current Plan Year, the Compensation for such prior Plan Year is subject to the applicable annual compensation limit in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual Compensation limit in effect for Plan Years beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1997, the annual Compensation limit in effect for Plan Years beginning before that date is $150,000.

     For purposes of the Code section 415 limitation described in Section 4.11, the Code section 416 minimum contribution provision in Section 12.03A, the limitation on Basic Pre-tax Contributions and Supplemental Pre-tax Contributions under Code section 401(k) and the limitations on Matching Contributions and Post-tax Contributions under Code section 401(m), "Compensation" shall include any discretionary award paid in a calendar year which would otherwise be excluded under the first paragraph of this Section.

2.11 "Retirement" shall mean actual retirement under a retirement plan of the Company.

2.12 "Normal Retirement Date" shall mean the first day of the month in which a Participant attains age sixty-five (65), or the first day of the month following the Participant's completion of five (5) Years of Service, whichever is later.

2.13 "Plan Year" shall mean the calendar year.

2.14 "Disability" shall mean an Employee's permanent physical or mental incapacity to perform the duties of his own occupation due to illness or disease and which qualifies an individual for wage replacement benefits under the Company's Salary Continuance Plan, Accident & Sickness Insurance, or the Long Term Disability coverage of the John Hancock Mutual Life Insurance Company Employee Welfare Plan or under coverage providing disability income benefits under the John Hancock General Agents' Association Group Insurance Plan. In the case of individuals not covered under either of these Plans, Disability shall be determined by the Company.

2.17 "Total Accumulation" shall mean the sum of a Participant's Basic Pre-tax Contributions, Supplemental Pre-tax Contributions, Post-tax Contributions, Matching Contributions, Rollover Contributions and Company Contributions, as described in Article 4, including any earnings, gain or loss thereon. For the purpose of the loan provisions as described in Article 6, Total Accumulation shall not include Post-tax Contributions and any earnings, gain or loss thereon.

2.18 "Foreign Subsidiary" shall mean a corporation or similar entity which constitutes a foreign affiliate of the Company within the meaning of
     Section 3121(1) of the Code and in respect of which the Company entered into an agreement under Section 3121(1) of the Code; provided, the Company has approved the treatment of United States citizens employed by such affiliate as employees hereunder upon such conditions as to action by the foreign affiliate with respect to such treatment as the Company may require.

2.19 "General Agent" shall mean any person who is under a contract with the Company or its subsidiary, Signator Insurance Agency, Inc., as a General Agent, and who is a member of the General Agents' Association, excluding any General Agent whose General Agent's contract is written on an Affiliated General Agent form.

2.20 "Sales Supervisor" shall mean any person employed by a General Agent in a General Agency whose major portion of business time is devoted to sales supervision.

2.21 "Agent" shall mean a full-time life insurance salesman who is under a whole-time contract with a General Agent and who is considered a statutory employee under the Federal Insurance Contributions Act.

2.22 "Clerk" shall mean a full-time field clerical or administrative employee of a General Agent, provided the clerical or administrative employee's name has been filed with the Company and his or her status has been verified.

2.23 A "Change of Control" shall be deemed to have occurred if:

     (i) any Person (as defined below) has acquired "beneficial ownership" (within the meaning of Rule 13d-3, as promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities of the Company representing 30% or more of the combined Voting Power (as defined below) of the Company's securities;

     (ii) as a result of a solicitation subject to Rule 14a-11 under the Exchange Act (or any successor rule thereto), the persons who were directors of the Company immediately before such solicitation shall cease to constitute at least a majority of the Board or the Board of Directors of any successor to the Company; or

     (iii) the stockholders of the Company approve a merger, consolidation, share exchange, division, sale or other disposition of substantially all of the assets of the Company (a "Corporate Event"), as a result of which the shareholders of the Company immediately prior to such Corporate Event (the "Company Shareholders") shall not hold, directly or indirectly, immediately following such Corporate Event a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation,
     (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of substantially all of the Company's assets, each surviving, resulting or acquiring corporation.

     A specified percentage of "Voting Power" of a company shall mean such number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and "Voting Securities" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

2.24 "TIP" shall mean The Investment-Incentive Plan for John Hancock Employees.

ARTICLE 3.  ELIGIBILITY TO PARTICIPATE
---------   --------------------------


3.01    Pre-tax, Post-tax  and Company Contributions
        --------------------------------------------

     Prior to January 1, 2000, an Employee shall become a Participant eligible to make Post-tax Contributions by payroll deduction and eligible to have Basic Pre-tax and Supplemental Pre-tax Contributions made on his behalf in accordance with Article 4, commencing on the first day of the first payroll period following the completion of one (1) year of Service.

     On or after January 1, 2000, an Employee shall become a Participant eligible to have Basic Pre-tax and Supplemental Pre-tax Contributions made on his behalf in accordance with Article 4, commencing on the first day of the first payroll period following the completion of one (1) year of Service, except for a Clerk who was hired prior to January 1, 2000, and who was eligible to contribute to TIP prior to April 21, 2000, six (6) months of Service.

     On or after January 1, 2000, no Employee shall be eligible to make any Post-tax Contributions to the Plan.

     An individual who becomes an Employee (whether by reason of a change in job status or a transfer of employment) after completion of the requisite Service shall become eligible immediately upon attaining Employee status provided that he would have been eligible at an earlier date if he had been an Employee at that time.

     Prior to January 1, 1997, each Agency Manager and Sales Manager shall be eligible for a Company Contribution on the first day of the first biweekly payroll period following the completion of two (2) Years of Service, based on his Compensation received from the first day he is so eligible, through the end of that calendar year, provided he remains in Service on December 31st of that calendar year, or retires or dies during the calendar year. On and after January 1, 1997, no Employee shall be eligible for a Company Contribution based on his Compensation received on and after January 1, 1997.

3.02    Rollover Contributions
        ----------------------

     Each Employee shall become eligible to participate commencing the first day of employment, solely for the purpose of contributing to the Plan amounts qualifying as Tax Exempt Rollover Contributions in accordance with Section 402(a)(5), 403(a)(4) or 408(d)(3) of the Code. Such amounts shall be credited to the individual's account, shall be entitled to immediate full vesting, but shall not entitle such individual to be treated as a Participant for purposes of Article 4 until the requirements of Section
     3.01 are met. Neither an Employee nor a Participant shall be eligible to participate for the purpose of contributing Tax Exempt Rollover Contributions after termination of his Service.

ARTICLE 4.  CONTRIBUTIONS
---------   -------------

4.01    Basic Pre-tax Contributions
        ---------------------------

     With respect to Plan years commencing prior to January 1, 2000, subject to Sections 4.03, 4.05 and 4.11, a Participant may elect to have the Company reduce the amount of future Compensation otherwise payable to him in cash by one (1) percent, two (2) percent, or three (3) percent. With respect to Plan years commencing on or after January 1, 2000, subject to Sections 4.03, 4.05 and 4.11, a Participant may elect to have the Employer reduce the amount of future Compensation otherwise payable to him in cash by one
     (1) percent, two (2) percent, three (3) percent, or four (4) percent. The Employer shall contribute an amount equal to the reduction in Compensation ("Basic Pre-tax Contributions") to the Plan on behalf of the Participant.

4.02    Supplemental Pre-tax Contributions
        ----------------------------------

     Subject to Sections 4.03, 4.05, 4.08 and 4.11, a Participant who (a) with respect to Plan years commencing prior to January 1, 2000, is having Basic Pre-tax Contributions of three (3) percent made on his behalf or (b) with respect to Plan years commencing on or after January 1, 2000, is having Basic Pre-tax Contributions of four (4) percent made on his behalf, may elect to have the Employer reduce further the amount of future Compensation otherwise payable to him in cash. The Employer shall make additional contributions ("Supplemental Pre-tax Contributions") to the Plan on his behalf equal to the amount of the reduction. The Participant's election shall specify, in whole number multiples of one (1) percent, not to exceed ten (10) percent prior to January 1, 2000, and eleven (11) percent on or after January 1, 2000, the percentage by which his Compensation is to be further reduced. The percentage rate may be increased or decreased by the Participant in whole number multiples of one (1) percent.

4.03    Limits on Basic Pre-tax and Supplemental Pre-tax Contributions
        --------------------------------------------------------------

     A. Notwithstanding any other provision of the Plan, a Participant's Pre-tax Contributions for a calendar year may not exceed $7,000 (or such larger amount as is determined by the Secretary of the Treasury for the calendar year). Excess Deferrals for a calendar year, plus any earnings, gain or loss thereon, shall be distributed no later than the following April 15, to Participants to whose accounts such Excess Deferrals were allocated for the calendar year and who claim Excess Deferrals for such year. For purposes of this Section, "Excess Deferrals" shall mean the amount of Pre-tax Contributions for the calendar year in excess of the dollar limit imposed under Code section 402(g).

          The Participant's claim of Excess Deferrals shall (i) be made in writing, (ii) be submitted to the Company not later than March of the following calendar year, (iii) specify the amount of the Participant's Excess Deferrals for the preceding calendar year, and (iv) be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k) or 403(b) of the Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the Excess Deferrals occurred.

          Prior to January 1, 2000, and notwithstanding the above, if agreed to by the Participant, Excess Deferrals may be recharacterized as Post-tax contributions in accordance with regulations prescribed by the Secretary of the Treasury or his delegate.

     B. In order to ensure compliance with Code section 401(k)(3) and regulations issued thereunder, in any year for which the Plan does not meet the safe harbor requirements of sections 401(k)(11) or 401(k)(12) of the Code, each Employer may from time to time limit the amount of the reduction in Compensation of a Participant who is a highly compensated employee . The Basic Pre-tax and Supplemental Pre- tax Contributions to the Plan on behalf of any Participant shall not exceed the amount by which his Compensation has been reduced in accordance with this paragraph.

          As defined in Code section 414(q), the term "highly compensated employee" shall mean any employee (including a former employee) who,
          (A) during the year or the preceding year was at any time a five (5) percent owner, or (B) during the preceding year received compensation from the employer in excess of $80,000 (multiplied by the cost of living factor provided by the Secretary of Treasury or his delegate under Code section 414(q)(1)) and, if the Company elects, was in the top-paid group of employees for such year.

          Notwithstanding any other provision of the Plan, Excess Contributions and earnings, gain or loss thereon, shall be distributed no later than the last day of each Plan Year, to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year. For purposes of this Section, "Excess Contributions" shall mean the amount of Basic Pre-tax and Supplemental Pre-tax Contributions (after application of Section 4.03(A)) made on behalf of a highly compensated employee in excess of the restrictions imposed under Code section 401(k). Excess Contributions shall be treated as Annual Additions under the Plan.

          The earnings, gain or loss allocable to Excess Contributions shall be determined by multiplying earnings, gain or loss allocable to the Participant's Basic Pre-tax and Supplemental Pre-tax Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for the Plan Year and the denominator of which is the Participant's account balance attributable to Basic Pre-tax and Supplemental Pre-tax Contributions on the last day of the preceding Plan Year.

          The Excess Contributions which would otherwise be distributed to the Participant shall be adjusted for earnings, gain or loss thereon; shall be reduced, in accordance with regulations, by the amount of Excess Deferrals distributed to the Participant or recharacterized as Post-tax Contributions under Section 4.03(A); shall, if there is a loss allocable to the Excess Contributions, in no event be less than the lesser of the Participant's account under the Plan or the Participant's Contributions for the Plan Year.

          Prior to January 1, 2000, and notwithstanding the above, if agreed to by the Participant, Excess Contributions may be recharacterized as Post-tax Contributions in accordance with regulations prescribed by the Secretary of the Treasury or his delegate.

4.04    Post-tax Contributions
        ----------------------

     Prior to January 1, 2000, subject to Sections 4.05, 4.07, 4.08, and 4.11, a Participant may elect to make contributions ("Post-tax Contributions") by payroll deduction and may contribute in whole number multiples of one (1) percent, not to exceed ten (10) percent of his Compensation. The percentage rate of contribution may be increased or decreased by the Participant in whole number multiples of one (1) percent. On or after January 1, 2000, Post-tax Contributions will no longer be allowed under the Plan.

4.05    Contribution Elections
        ----------------------

     A Participant's election to have contributions made on his behalf in accordance with Sections 4.0l or 4.02 shall be made by filing with the Company a salary reduction election in such form as it may prescribe. A Participant's election to make contributions in accordance with Section
     4.04 shall be made by filing with the Company, in such form as it may prescribe, a payroll deduction authorization.

     Basic Pre-tax Contributions and Supplemental Pre-tax Contributions may be stopped at any time, effective with the next following payroll period for which the Company can reasonably process the revocation of the Participant's salary reduction election. The Participant's salary reduction election shall be deemed to be limited to the extent necessary to comply with the provisions of this Article 4.

4.06    Matching Company Contributions
        ------------------------------

     A. The Employer shall contribute at the end of each payroll period an additional amount ("Matching Company Contributions") equal to the sum of the Basic Pre-tax Contributions made in that period for all Participants, except General Agents, who on the last day of such period, or at the time of their deaths or retirements during such period, were Employees.

     B. The Matching Company Contribution for each payroll period shall be allocated among Participants, except General Agents, who on the last day of such period, or at the time of their deaths or retirements during such period, were Employees, based on the amount of Basic Pre-tax Contributions credited to the Participant's account for such period.

          A Participant shall not be entitled to any Matching Company Contribution after his Retirement; provided, that an allocation will be made to his account for the payroll period in which he attains his Retirement, based on the amount of his Basic Pre-tax Contributions for such period.

     C. With respect to contributions made on or after March 1, 2000, the Matching Company Contributions shall consist of a restricted portion ("Restricted Matching Company Contributions") and an unrestricted portion ("Unrestricted Matching Company Contributions"). The Restricted Matching Company Contributions shall be equal to the first two percent (2%) of the Matching Company Contributions and the Unrestricted Matching Company Contributions shall be equal to the remainder of the Matching Company Contributions.

     D. For Plan Years 1999 and prior, an additional contribution shall be made on behalf of each Participant, except for a General Agent, who is an Employee on the last day of the Plan Year and whose total Basic and Supplemental Pre-tax Contributions for that Plan Year equal or exceed, during the calendar years preceding 2000, three (3) percent of the Participant's Compensation for the year (excluding Compensation received while the Participant is subject to the twenty-six (26) week restriction of Section 5.02); said additional contribution shall be equal to the amount, if any, by which three (3) percent of the Participant's Compensation, exceeds the Matching Company Contribution allocated to the Participant's account for that Plan Year.

          For Plan Years 2000 and later, an additional contribution shall be made on behalf of each Participant, except for a General Agent, who is an Employee, on the last day of the Plan Year and whose total Basic and Supplemental Pre-tax Contributions for that Plan Year equal or exceed four (4) percent of the Participant's Compensation for the year (excluding Compensation received while the Participant is subject to the twenty-six (26) week restriction of Section 5.02); said additional contribution shall be equal to the amount, if any, by which four (4) percent of the Participant's Compensation exceeds the Matching Company Contribution allocated to the Participant's account for that Plan Year. For the Plan Year beginning on January 1, 2000, this extra Matching Company Contribution made on behalf of Clerks who were formerly employed by the Company in its Managerial Agencies shall apply to all Compensation paid to the Clerks during the year and all Basic and Supplemental Pre-tax Contributions made to TIP and to this Plan.

          Such contribution shall be allocated to the Participant's account on the same basis as Matching Company Contributions under (A) above, and shall be considered as a Matching Company Contribution for all other purposes of the Plan. Beginning on March 1, 2000, such contribution will be allocated 50% to Restricted Matching Company Contributions and 50% to Unrestricted Matching Company Contributions.

4.07    Limits on Post-tax and Matching Employer Contributions
        ------------------------------------------------------

     Notwithstanding any other provision of this Plan, in any year for which the Plan does not meet the safe harbor requirements of section 401(k)(11) or 401(k)(12) of the Code, Excess Aggregate Contributions, plus any earnings, gain or loss thereon, shall be distributed no later than the last day of each calendar year to Participants to whose accounts Excess Aggregate Contributions were allocated for the preceding calendar year. For purposes of this Section, "Excess Aggregate Contributions" shall mean the amount of Matching Company Contributions and Post-tax Contributions for the year (after application of Sections 4.03(A) and 4.03(B)) made on behalf of a highly compensated employee in excess of the restrictions imposed under Code section 401(m). With respect to the ten
     (10) highly compensated employees who had the highest compensation during the year, the amount of the Matching Company Contributions or Post-tax Contributions made on behalf of any of their family members shall be treated as if such amount were contributed on behalf of such highly compensated employee.

     The earnings, gain or loss allocable to Excess Aggregate Contributions shall be determined by multiplying the earnings, gain or loss allocable to the Participant's Post-tax Contributions and Matching Company Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the Plan Year and the denominator of which is the sum of the Participant's accounts attributable to Post-tax Contributions and Matching Company Contributions on the last day of the Plan Year.

     Excess Aggregate Contributions shall be distributed from the Participant's Post-tax Contributions account and from the Participant's Matching Company Contributions account in proportion to the Participant's Post-tax Contributions and Matching Company Contributions for the calendar year.

     The determination of the Excess Aggregate Contributions shall be made after first determining the Excess Deferral under Section 4.03(A) and then determining the Excess Contributions under Section 4.03(B).

4.08    Maximum Contribution Percentage
        -------------------------------

     Notwithstanding the other provisions of this Article, the maximum aggregate percentage of Compensation allowed under the Plan as Basic Pre-tax, Supplemental Pre-tax and Post-tax Contributions shall not exceed, for years beginning before 2000, thirteen (13) percent, or, for years beginning on or after January 1, 2000, fifteen (15) percent.

4.09   Company Contributions
       ---------------------

     The Company shall contribute for each calendar year prior to January 1, 1997 that percentage of the Compensation of eligible Agency Managers and Sales Managers as shall be determined by its Board of Directors. Such contribution shall be made as soon as practicable after the close of the calendar year, and in any event on or before the last day specified by the Code for making deductible contributions for such year. In no event shall the amount contributed by the Company exceed the lesser of one (1) percent or the percentage of the company contribution made for that plan year on behalf of participants in TIP. For each calendar year beginning after 1996 the Company shall make no Company Contribution on behalf of any Employee.

4.10 Allocation of Company Contributions
     -----------------------------------

     Subject to Section 4.11, the Company's contribution for each year shall be allocated among the Participants who on the last day of such year, or at the time of their deaths or retirements during such year, were eligible Participants, the account of each such participant being credited with an amount which shall bear the same ratio to the total amount of the contribution as the Compensation received by the Participant during the calendar year bears to the aggregate Compensation received by all eligible Participants during such calendar year; provided, that the allocation made to a Participant shall be determined by reference to the Compensation paid him after the date he attained such status.

     A Participant shall not be entitled to any Company Contribution after his Retirement; provided, that an allocation will be made to him for the year in which he attains his Retirement as determined by reference to the Compensation paid him during that year prior to the date of such Retirement.

4.11    Limitation on Contributions
        ---------------------------

     The annual addition to a Participant's account in any year under this and other defined contribution plans of the Company may in no event exceed the limitation for a defined contribution plan as described in section 415 of the Code. For the purposes of this Plan, the term "annual addition" includes the sum for any year of

       A.  Company Contributions (if applicable),

       B.  Matching Company Contributions,

       C.  Basic Pre-tax Contributions,

       D.  Supplemental Pre-tax Contributions, and

       E.  Post-tax Contributions.

     This limit, which is subject to the various technical rules of and which may be adjusted in accordance with regulations prescribed by the Secretary of the Treasury or his delegate, is generally stated as the lesser of

       F.  Twenty-five (25) percent of the Participant's Compensation, or

       G. $30,000 or, if greater, one-quarter (1/4) of the defined benefit dollar limitation in effect.

     For the purpose of the Code section 415 limitation described in this Section, all defined contribution plans (including voluntary employee contribution accounts in a defined benefit plan and key employee accounts under a welfare benefit plan described in section 419, as well as employer contributions allocated to an IRA) of the employer, whether or not terminated, will be treated as one (1) defined contribution plan. In addition, all employers related to an Employer (as defined in Code section
     414) and described in Section 2.08 shall be treated as one (1) Employer for purposes of the limitation provided under this Section.

4.12    Construction
        ------------

     Contributions made in accordance with this Article shall be treated as employer contributions deductible under Code section 404(a), excluding Post-tax Contributions made under Section 4.04.

4.13    Accounts Transferred from Other Plans
        -------------------------------------


     Effective April 1, 1989, Participants who have an account balance under another individual account plan sponsored by an Employer or one of its subsidiaries or affiliates, shall be eligible to have such account balance transferred to this Plan provided that the other plan authorizes the direct transfer. In the event the amount transferred includes any Restricted Company Matching Contributions, as defined under the terms of the transferring plan, then such amount shall be treated as Restricted Company Matching Contributions under the terms of this Plan.

ARTICLE 5.  WITHDRAWALS
---------   -----------

5.01    Withdrawal of Contributions due to Hardship
        -------------------------------------------

     A. Upon a showing of hardship by a Participant, the Company may approve the Participant's withdrawal of such portion of his Basic Pre-tax, Supplemental Pre-tax, Matching Company, Rollover and Company Contributions accounts as the Company shall deem necessary to alleviate such hardship.

          No such withdrawal shall be approved until all of the Participant's Post-tax Contributions, including any earnings or gain thereon, have been withdrawn.

     B. Funds shall be withdrawn in the following order from the various categories of contributions as necessary to alleviate the hardship:

          (1) Supplemental Pre-tax Contributions,

          (2) Rollover Contributions and earnings, gain or loss thereon,

          (3) Company Contributions and earnings, gain or loss thereon,

          (4) Basic Pre-tax Contributions,

          (5) Unrestricted Matching Company Contributions and earnings, gain or loss thereon,

          (6) Restricted Matching Company Contributions and earnings, gain or loss thereon.

          The balance remaining in each of the above categories of contributions must be exhausted before funds may be withdrawn from the next following category of contributions. In the event that the Participant has monies invested in more than one fund in any given category, the withdrawal will be taken from each fund on a pro-rata basis relative to the amount in each fund prior to the withdrawal.

      C. Notwithstanding (A) and (B) above, a hardship withdrawal in a Plan Year beginning after December 31, 1988, shall not be permitted to include (1) earnings or gain attributable to Supplemental Pre-tax and Basic Pre-tax Contributions, or (2) Matching Company Contributions, Rollover Contributions or Company Contributions (including the earnings, gain or loss thereon) to the extent that any such Contributions are used to meet the requirements of Section 401(k) of the Code for the Plan Year.

      D. For the purposes of this Section, "hardship" shall refer to medical expenses (as defined in Code section 213(d)) incurred by the Participant or his spouse or dependents, the purchase of a principal residence of the Participant, the payment of the tuition and related educational expenses for the next 12 months of post-secondary education for the Participant, or his spouse or his dependents, the need to prevent eviction of the Participant, from his principal residence or foreclosure on a mortgage on the Participant's, principal residence, or such other immediate and heavy financial need of the Participant, as determined by the Company on a uniform and nondiscriminatory basis. The Company shall consider each case of hardship on an individual basis, and its determinations in this respect shall be final.

5.02    Restrictions on Hardship Withdrawals
        ------------------------------------

     A. A Participant may withdraw funds in accordance with Section 5.0l only if (i) the distribution does not exceed the amount needed on account of hardship as described in Section 5.01(D), and (ii) the Participant complies with the requirements of Subsection (B) of this Section 5.02.

     B. The Participant must represent to the Company (and the Company must determine that it can reasonably rely on such representation) that the need cannot be relieved by:

          (1) the liquidation of other reasonably available assets;

          (2) borrowing from the Plan or from a commercial source;

          (3) ceasing to make Pre-Tax or Post-Tax Contributions; or

          (4) insurance or other forms of reimbursement.

     Each such representation shall be considered by the Company and the Company shall determine whether it can reasonably rely on such representation. If the Company determines that it cannot reasonably rely on such representation, the Participant will not be eligible for a hardship distribution under this Article 5. This determination by the Company will be done on a uniform and nondiscriminatory basis and its decision shall be final.

     A Participant who withdraws any Basic Pre-tax, Matching or Company Contributions in accordance with this Subsection will not be permitted to have any Basic Pre-tax, Supplemental Pre-tax, Matching Company or Post-tax Contributions made on his behalf for twenty-six (26) weeks from the date of such withdrawal. At the expiration of any such period, contributions will automatically resume in accordance with the Participant's salary reduction and/or payroll deduction election then in effect under Article 4.

5.03    Withdrawal of Post-tax Contributions
        ------------------------------------

     A Participant may at any time make a withdrawal from his Post-tax Contribution account.

     The Company shall maintain a separate account for each Participant with respect to his Post-tax Contributions made after December 31, 1986, including earnings, gain, or loss thereon. Withdrawals shall be made first from the Participant's Post-tax Contributions remaining in the Plan on December 31, 1986, and then, to the extent such withdrawals exceed that amount, from the Participant's account for Post-tax Contributions made after December 31, 1986, including earnings, gain, or loss thereon.

5.04    Withdrawals after Retirement
        ----------------------------

     A retired Employee may at any time make a withdrawal of all or a portion of his remaining account balance.

5.05    Withdrawal Requests
        -------------------

     All requests for withdrawals, including hardship withdrawals, shall be made in the manner prescribed by the Company.

ARTICLE 6.  LOANS
---------   -----

6.01   Application for Loan
       --------------------

     A Participant may apply to the Plan for a secured loan equal to a portion of such Participant's Total Accumulation as defined by Section 2.16. Such loan request must be made in accordance with the procedures prescribed by the Company. Each such loan request shall be considered by the Company and may be granted at the Company's sole discretion subject to the conditions specified below. The Company's determination regarding granting the loan shall be final. This provision shall not be used as a means of distributing benefits before they otherwise become payable.

     The Company may refuse to grant a loan to any Participant who is currently ineligible for loan repayment by payroll deduction or who is reasonably anticipated to become ineligible for loan repayment by payroll deduction in the near future.

6.02    Maximum and Minimum Loans
        -------------------------

     A. The maximum amount available for a loan, when added to the outstanding balance of all loans to the Participant from the Plan, shall be fifty
          (50) percent of the Total Accumulation amount, but no more than $50,000, reduced by the excess (if any) of the highest outstanding balance during the prior twelve (12) month period over the outstanding balance on the date on which the new loan is made.

          The maximum number of loans outstanding with respect to a Participant at any time prior to January 18, 2000, shall be four (4), and on or after January 18, 2000, shall be two (2).

     B.   In no event shall the amount of any loan be less than $500.

     C. The loan shall be secured by an equal amount of the Participant's Total Accumulation. No other types of collateral will be permitted to secure the loan.

     D. In its discretion, the Company may impose an administrative fee for processing loans under the Plan.

6.03    Allocation of Loans
        --------------------

     A loan to a Participant shall be allocated to the Participant's accounts. The loan shall be withdrawn in the following order from the various categories of contributions:

     A. Unrestricted Matching Company Contributions and earnings, gain or loss thereon,

     B.   Basic Pre-tax Contributions and earnings, gain or loss thereon,

     C.   Company Contributions and earnings, gain or loss thereon,

     D.   Rollover Contributions and earnings, gain or loss thereon,

     E.   Supplemental Pre-tax Contributions and earnings, gain or loss thereon.

     Restricted Matching Company Contributions, and earnings, gain or loss, thereon, are not available for loans.

     The balance remaining in each of the above categories of contributions must be exhausted before funds may be withdrawn from the next following category of contributions. In the event that the Participant has monies invested in more than one fund in any given category, the loan will be withdrawn from each fund on a pro-rata basis relative to the amount in each fund prior to the withdrawal.

6.04    Repayment of Loans
        ------------------

     A. Loans made under this Article shall be repaid by payroll deduction (or by personal check in the case of a Transferred Participant) in equal installments commencing in the payroll period following the payroll period in which the loan is made. In addition to making such payments a Participant may also make a lump sum payment equal to the outstanding loan balance.

     B. The maximum period over which a loan may be repaid is five (5) years for any loan other than one for the purchase or construction of the primary residence of a Participant, which shall be fifteen (15) years.

     C. All loans shall bear a reasonable rate of interest, as determined by the Company, for that type of loan. The Company's determination with respect to any rate of interest shall be final. The rate shall be established and monitored on a monthly basis to ensure that it provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances.

     D. Installment payments, including both principal and interest, shall be credited to the Participant's accounts and allocated to the respective investment funds in the same proportion as the Participant's then current election for Pre-tax Contributions. In the event that the Participant is not making basic Pre-tax Contributions, such individual shall make a written election as to which investment fund(s) shall be credited with loan repayments. In the absence of any written election, loan repayments shall be credited to the Fixed Income Fund.

6.05    Notice of Delinquent Payment and Foreclosure
        --------------------------------------------

     If a Participant becomes ineligible to make further repayment by payroll deduction while he has a Plan loan outstanding, the Participant shall be permitted to continue repayment by means of direct payment on a monthly basis. Such a Participant shall retain the right to make a lump sum repayment in accordance with Subsection 6.04(A).

     If an installment payment is not made within fifteen (l5) days of its due date, the Company shall give the Participant at his last known address written notice of such payment delinquency. If such installment payment is not made within sixty (60) days thereafter, the Company shall take appropriate action in order to collect the remaining balance due on the loan. In the event of a default, foreclosure on the note and attachment of security shall not occur until a distributable event (as described in Article 9) occurs under the Plan.

6.06    Termination of Service Prior to Repayment
        -----------------------------------------

     If a Participant dies or otherwise terminates Service prior to the date that his loan is repaid in full, the Company shall deduct the unpaid loan balance from such Participant's Total Accumulation before distributing the remaining balance to the Participant or his Beneficiary.

6.07    Loan Administration
        -------------------

     The Participant loan program under this Plan shall be administered by the Director of HR Services.

ARTICLE 7.  INVESTMENT FUNDS
---------   ----------------

7.01    Fund Management
        ---------------

     All contributions to the Plan made by the Participants and the Company and any earnings, gain or loss thereon, shall be held in trust by a Trustee appointed by the Company, or held under a Group Annuity contract issued by the Company. Such trust shall in all respects meet the requirements of the Code with respect to a qualified trust forming part of an employer's profit-sharing plan. The Trustee shall maintain distinct and separate investment funds, as described in Section 7.02.

7.02    Investment Funds and Investment Policy
        --------------------------------------

     A.   There shall be nine (9) investment funds under the Plan as follows:

          (1) The Fixed Income Fund shall have as its objective the safety of capital and the attainment of reasonable current income.

          (2) The Large Cap Growth Equity Fund shall have as its primary objective the attaining of capital appreciation with current income as an incidental objective only. Investments will be primarily equity securities of domestic and foreign companies with market capitalizations generally considered large capitalization which have prospects for better than average earnings growth potential than the overall market.

          (3) The Large Cap Value Equity Fund shall have as its primary objective the attaining of capital appreciation with current income as an incidental objective only. Investment will be primarily in equity securities of domestic and foreign companies with market capitalizations generally considered large capitalization which are under-priced relative to earnings prospects, growth rate, cash flow and dividend paying ability.

          (4) The Indexed Equity Fund is a passively managed stock fund indexed to the S&P 500. The objective is to replicate the S&P 500 Index in terms of individual security selection and market weight, resulting in performance equivalent to the domestic market performance.

          (5) The Mid Cap Blend Equity Fund shall have as its primary objective long-term capital appreciation. Investments will represent interests primarily in equity securities of domestic and foreign companies with market capitalizations generally considered medium capitalization which are believed to exhibit growth opportunities.

          (6) The Small Cap Equity Fund shall have as its objective to maximize capital appreciation by investing primarily in equity securities of domestic and foreign companies with market capitalizations generally considered small capitalization.

               The fund seeks to invest in undervalued stocks with strong fundamentals and positive business momentum.

          (7) The International Equity Fund shall have as its objective to maximize total return, consisting of both capital appreciation and current income, through investment in a diversified portfolio of non-U.S. equity securities. The fund seeks to achieve this objective by investing in (1) non-U.S. markets that have the best long-term performance potential and (2) stocks of non-U.S. companies that can be purchased at a fair or an attractive price. The fund is diversified by country, industry and issue.

          (8) The Global Balanced Fund shall have as its objective to maximize total return, consisting of both capital appreciation and current income. The fund is a global balanced portfolio designed to diversify investments across U.S. and non-U.S. stocks and bonds. The fund seeks to achieve this objective by pursuing active asset allocation strategies across global equity and fixed income markets and active security selection within each market. Asset allocation decisions are made within specific ranges which define the minimum and maximum percentage allocation to each asset class (stocks, bonds and cash).

          (9) The John Hancock Stock Fund ("JH Stock Fund") shall have as its objective to maximize total return through long-term capital appreciation and to encourage ownership in the Company by Participants, through investment in common stock of John Hancock Financial Services, Inc.

          The JH Stock Fund shall become effective as of March 1, 2000, or such other date following the initial public offering of John Hancock Financial Services, Inc. as shall be determined by the Company.


     B. Each Participant shall make an election of the percentage of contributions he desires to have placed in each Fund. Such elections shall be made in accordance with procedures established by the Company and shall be in multiples of one (1) percent. Percentages elected by a Participant shall apply to all Contributions. Percentages elected by a Participant shall apply to all Contributions except the Restricted Matching Company Contributions, which shall be placed in the JH Stock Fund. Any contributions credited to the account of a Participant who has failed to make the election described in this paragraph within the time prescribed will be placed in the Fixed Income Fund.

     C. A Participant (including a retired or terminated Participant who has any account balance remaining in the Plan) may change at any time his investment election with respect to contributions made after the effective date of the change exclusive of the Restricted Matching Company Contributions and earnings thereon. Such change shall be made for the next payroll period as is administratively feasible after such election.

     D. Notwithstanding the above, in order to comply with applicable securities laws, the Company may restrict any Participant who is designated by the Company as an "Insider" from either changing his investment elections going into the JH Stock Fund, or transferring amounts in or out of the JH Stock Fund, during certain blackout periods established by the Company.

7.03    Transfer Between Investment Funds
        ---------------------------------

     Except with respect to the Restricted Matching Company Contributions and earnings thereon, each Participant may elect to transfer from one investment fund to another investment fund part or all of his Total Accumulation, exclusive of amounts allocated to a Participant loan; provided that the number of such transfers effective in any calendar quarter beginning on or after July 1, 1999, or in the period from May 1, 1999, through June 30, 1999, may not exceed three. For the purposes of the foregoing proviso, all transfer elections effective on any single day shall count as one transfer. The Restricted Matching Company Contributions must remain in the JH Stock Fund only until distributed (i) upon a Participant's Retirement, Death, or termination of Service, (ii) as required under the terms of a Qualified Domestic Relations Order under Section 9.14, below, or
     (iii) under Section 9.05, but only if the Participant is receiving Long-Term Disability benefits under a Company-Sponsored employee welfare plan. Any transfer of amounts in the Restricted Matching Company Contributions shall be subject to all other terms and conditions of this Section 7.03. The Company shall establish administrative rules for determining the effective date of any such transfer. The value of the account transferred shall be based on the next valuation on or immediately following the date of the Participant's election. Notwithstanding the above, in order to comply with applicable securities laws, the Company may restrict any Participant who is designated by the Company as an "Insider" from transferring amounts in or out of the JH Stock Fund, during certain blackout periods established by the Company.

7.04    Valuation of Funds
        ------------------

     The value of each investment fund shall be determined at least daily. Such values shall be determined in accordance with generally accepted standards and reported to the Company. For purposes of this Section, "value" shall refer to the fair market value of the Large Cap Growth Equity Fund, the Large Cap Value Equity Fund, the Indexed Equity Fund, the Mid Cap Blend Equity Fund, the Small Cap Equity Fund, the International Equity Fund, the Global Balanced Fund and the JH Stock Fund.

7.05    Allocation to Participant's Accounts
        ------------------------------------

     At least once each week contributions to the Plan and any adjustment resulting from a change in value of the contributions after the date of transfer shall be allocated to each Participant's accounts. At least once each month there shall be allocated to each Participant's accounts the proportion of the net increase or decrease in the value of each investment fund since the previous valuation date which the value of each such account on the current valuation date (exclusive of any part of such increase or decrease) bears to the aggregate value of all accounts in each investment fund on that date (exclusive of any part of such increase or decrease).

ARTICLE 8.  VESTING
---------   -------

8.01 Each Participant shall be entitled to immediate full vesting of all contributions made on his behalf to the Plan.

ARTICLE 9.  DISTRIBUTION OF PARTICIPANT'S SHARE
---------   -----------------------------------

9.01    Events of Distribution
        ----------------------

     Each Participant shall be entitled to the distribution of his Total Accumulation in the amount and in the manner described herein upon his death, attainment of age fifty-nine and one-half (59-l/2), Disability, Retirement, or other termination of Service, and in the event of termination of the Plan as described in Article 11; provided that any distribution upon the Participant's attainment of age fifty-nine and one-half (59-1/2) shall be subject to the limitations of section 9.04. All distributions shall be made in cash, except that part of the Total Accumulation maintained in the JH Stock Fund will be distributed, at the Participant's request either in cash or in shares of John Hancock Financial Services, Inc. stock.


9.02    Determination of Amount
        -----------------------

     The amount to be distributed will be based on the valuation, coincident with or next preceding the date of distribution, of the Participant's Basic Pre-tax, Supplemental Pre-tax, Post-tax, Matching Company, Rollover and Company Contributions account balances. For the purpose of this Section the date of distribution shall be the first date that a payment in any amount is made under this Article.

9.03    Retirement
        ----------

     Prior to his Retirement each Participant shall elect payment of the amount to be distributed in an optional mode then authorized by the Company. If no such election is made, the Company shall direct distribution in such mode as it, in its sole discretion, deems appropriate. Such modes of payment shall not include interest only, but otherwise may include the following:

     A. To receive the full amount of his Total Accumulation as a single sum in the month following the month of his Retirement.

     B. To leave the full amount of his Total Accumulation in the Investment Funds and receive installment payments commencing at any time following his Retirement but no later than the calendar year in which he attains age seventy and one-half (70-1/2), provided, that any amount remaining in the Funds pursuant to this election shall share in the investment experience of the Funds. The amount of the installment payments shall be as elected by the Participant, provided that the total amount to be distributed each year to the Participant shall be no less than the amount calculated in accordance with the following paragraph.

     If the Participant's interest is to be distributed in accordance with Subsection (B) and the Participant elects monthly installments, then the amount to be distributed in monthly installments prior to the calendar year in which he attains seventy and one-half (70-1/2), must be at least $100. The amount to be distributed each year beginning with the calendar year in which he attains seventy and one-half (70-1/2) must be at least an amount equal to the quotient obtained by dividing the Participant's remaining Total Accumulation by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and his Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in section 1.72-9 of the Income Tax Regulations. For purposes of this computation, the life expectancy of a Participant and of his spouse (if any) may be recalculated no more frequently than annually; however, the life expectancy of a non spouse Beneficiary may not be recalculated each year. If the Participant's spouse is not the Beneficiary, the method of distribution selected must assure that at least fifty (50) percent of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

     A retired Employee, who has elected installment payments in accordance with Subsection (B) may at any time make a withdrawal of all or a portion of his remaining Total Accumulation.

     Notwithstanding the above, a Participant who is actively employed need not begin to receive his Total Accumulation until the month following the month in which he retires.

9.04    Attainment of Age 59-l/2
        ------------------------

     A Participant who has attained age fifty-nine and one-half (59-1/2) may elect to receive a payment equal to all or a portion of his Basic Pre-tax, Supplemental Pre-tax, Unrestricted Matching Company, Rollover and Company Contributions including any earnings, gain or loss thereon. Should such Participant withdraw all or a portion of his Basic Pre-Tax, Unrestricted Matching Company or Company Contributions, he shall not be permitted to have any Basic Pre-tax, Supplemental Pre-tax, Matching Company or Post-tax Contributions made on his behalf for twenty-six (26) weeks from the date of such withdrawal. At the expiration of any such period, contributions will automatically resume in accordance with the Participant's salary reduction and/or payroll deduction election then in effect under Article 4.

9.05    Disability
        ----------

     The Company shall determine for the purposes of this Plan whether a Participant has incurred a Disability. Such Participant may elect to receive his entire vested interest in the Plan in one of the optional modes of payment then authorized under Section 9.03. If no such election is made, the Company shall direct distribution in such mode as it, in its sole discretion, deems appropriate. Such determinations by the Company shall be final and binding upon all persons who have any interest in this Plan.

9.06    Death
        -----

     A. Designation and changes in designation of a Beneficiary may be made during the lifetime of a Participant (including a retired or terminated Participant) in writing signed by him and received by the Company. A new designation will take effect as of the time the written notice is executed if it has been received by the Company, whether or not a Participant is alive at the time of such receipt, but will be subject to any payment directed or other action taken by the Company prior to the receipt of such designation. Receipt shall be considered to have taken place as of the time the written notice is signed by the Secretary or other authorized agent of the Company.

          The designation of a non spouse Beneficiary by a married Participant must be consented to in writing by the Participant's spouse. The spouse's consent to a designation must be witnessed by a notary public. This consent requirement shall be waived if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located. Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent. In the absence of such written spousal consent, a Participant who is married at the time of death shall be deemed to have designated his spouse as the Beneficiary.

     B. If a Participant dies after distribution of his interest in the Plan has commenced, the remaining portion of such interest will continue to be distributed to the Beneficiary at least as rapidly as under the method of distribution being used prior to the Participant's death.

          If a Participant dies before distribution of his interest commences, the Participant's entire interest will be distributed not later than five (5) years after the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or
          (2) below:

          (1) if any portion of the Participant's interest is payable to a Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the Beneficiary commencing no later than one (1) year after the Participant's death;

          (2) if the Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall be no later than the date the Participant would have attained age seventy and one-half (70 1/2); and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant.

          For purposes of the preceding paragraph, payments will be calculated by use of the return multiples specified in section 1.72-9 of the Income Tax Regulations. Life expectancy of a surviving spouse may be recalculated annually; however, in the case of any other Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

          A Participant's interest in the Plan shall be distributed in accordance with a written election made by (1) the Participant, or, in the absence of such an election by the Participant, (2) by the

          Beneficiary of one of the optional modes of payment then authorized by the Company. In the event no such election is made, or if the Beneficiary is designated by the Company in accordance with the following paragraph, the Company shall direct the manner of distribution.

          If no Beneficiary designation is then in effect, or there is no designated Beneficiary then living, the Beneficiary shall be the Participant's surviving spouse or, if none, the Participant's estate. If a designated Beneficiary has failed to submit a written election within six (6) months of a Participant's death, the Company may in its sole discretion pay a portion of such benefit, not to exceed $5,000, to the Participant's spouse, or if such spouse shall not be living, an individual who was a dependent of the Participant, or anyone who can prove to the Company that he is equitably entitled to payment for expenses incurred for the Participant's maintenance, illness or burial. Where no written election has been submitted within six (6) months of a Participant's death, the Company shall transfer the balance of any benefit payable under this Plan to the Fixed Income Fund described in Section 7.02.

          If a designated Beneficiary fails to submit a written election within one (1) year of the death of the Participant who designated him, his interest in such benefit shall terminate. The Company shall thereafter direct the payment of such benefit to the secondary Beneficiary, if any, designated by the Participant, and if there is no secondary Beneficiary the Company shall direct the payment of such benefit in a single sum to the legal representative of the Participant's estate.

     C. If any payments are contingent upon the prior death of any Beneficiary or other payee, the surviving Beneficiary or other payee entitled to receive such payments shall furnish due written proof of such death to the Company. The Company shall not in any case be liable for any payment it may direct in regular course prior to the receipt of such proof. The Company shall not be bound by any trust, deed or partnership agreement and shall not be liable for the application of the monies by a trustee Beneficiary or any other person.

     D. The exercise by a Participant of any rights and privileges under the Plan shall not require notice to, nor the knowledge or consent of, any non spouse Beneficiary.

9.07    Termination of Service
        ----------------------

     Upon termination of his Service for reasons other than those described in Sections 9.03, 9.05 and 9.06, a Participant shall receive payment of his total interest in the Plan in a single sum as soon as possible after the date of his termination if his total account balance under the Plan (including any outstanding Participant loan amount) does not exceed $5,000. If the terminating Participant's account balance exceeds $5,000, a single lump sum payment shall be made as soon as possible after the date of his termination only upon the election of the Participant.

     If a terminating Participant does not receive his account balance upon termination, the terminated Participant may elect at any time thereafter to make a withdrawal of all or a portion of his remaining account balance.

     In no event may a terminated Participant defer distribution in a manner which would violate the distribution restrictions for retiring Participants imposed under Section 9.03.

9.08 Eligible Rollover Distributions
     -------------------------------

     A. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to a single eligible retirement plan specified by the distributee in a direct rollover.


     B.   Definitions:

          (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income.

          (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (iii) Distributee: A distributee includes an Employee or former Employee. In addition, (a) the surviving spouse of a present or former Employee, and (b) the spouse or former spouse of a present or former Employee, who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

9.09    Disappearance After Payments Commence
        -------------------------------------

     If any payment under this Plan cannot be made to any Participant or Beneficiary because his whereabouts are unknown to the Company, the Company shall transfer that payment and any balance of the benefit payable under this Plan to the Fixed Income Fund as described in Section 7.02 until such time as payment of the benefit can be made.

     If such payments cannot be resumed within three (3) years of the date of the last payment tendered to him, the interest of such Participant or Beneficiary shall terminate. The Company shall thereafter direct a payment of the remaining total benefit in a single sum to the Beneficiary designated by such Participant, if any, otherwise such payment shall be directed, at the Company's sole discretion, to the spouse of such Participant or Beneficiary, or if none, any individual related to the Participant or Beneficiary.

9.10    Return to Service
        -----------------

     If a Participant who is receiving payments under the terms of Section 9.03 subsequently becomes an Employee, General Agent, Sales Supervisor, Agent or Clerk eligible for contributions under the Plan, he shall not be entitled to receive any further payments during such eligibility except as provided by Section 9.04. When such eligibility terminates, distributions shall be made in accordance with the terms of this Article.

9.11    Commencement of Benefits
        ------------------------

     Payment of benefits to a Participant shall, unless he otherwise elects in writing, begin no later than the sixtieth (60th) day after the latest of the close of the calendar year in which:

     A.   the Participant attains his Normal Retirement Date;

     B.   the Participant terminates his Service; or

     C. occurs the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan.

9.12 Election of Immediate Distribution
     ----------------------------------

     If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

          (1) the plan administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (2) the Participant, after receiving the notice, affirmatively elects a distribution.

9.13 Distribution to Alternate Payee
     -------------------------------

     Distributions may be made to an Alternate Payee under a Qualified Domestic Relations Order (QDRO) as defined in section 414(p) of the Internal Revenue Code prior to the commencement of distributions to the Participant who is party to the QDRO provided:

     (1)  the Participant has attained Earliest Retirement Age as defined in section 414(p)(4)(B);

     (2) the distributions to the Alternate Payee are computed as if the Participant retired on the date distributions commenced; and

     (3)  the distributions are in a form permitted under the Plan.

     Notwithstanding the foregoing, Distributions may be made to an Alternate Payee pursuant to the terms of a QDRO prior to the Participant's Earliest Retirement Date.

9.14 Transferred Participants
     ------------------------

     With respect to a Transferred Participant who becomes eligible to participate in TIP, his account balance shall be transferred to TIP as soon as administratively possible after he becomes eligible to participate.

     A Transferred Participant who becomes an employee of a Company subsidiary or affiliated corporation which sponsors an individual account plan shall be eligible to have his account balance under this Plan transferred to such plan provided that such other plan accepts the direct transfer of the account balance.

ARTICLE l0.  ADMINISTRATIVE AND FIDUCIARY PROVISIONS
----------   ---------------------------------------

10.01  Named Fiduciary
       ---------------

     The Company shall be the named fiduciary and the administrator of the Plan for purposes of ERISA and shall have the authority to control and manage the operation and administration of the Plan. The Company shall have the power to adopt such rules and regulations as it may deem necessary or appropriate for the efficient operation and administration of the Plan. Such rules and regulations shall be in writing and shall be consistent with the terms of the Plan and the requirements of ERISA. The Company shall interpret the Plan and determine all questions arising under it. Any such determination by the Company shall be binding on all persons affected thereby.

10.02  Delegation
       ----------

     In carrying out its fiduciary and administrative responsibilities under the Plan, the Company may, through its Board of Directors:

     A. designate other persons as named fiduciaries with respect to particular matters of administration or operation of the Plan;

     B. enter into agreements with any or all of such named fiduciaries or authorize them among themselves to enter into agreements for the allocation of fiduciary responsibilities among some or all of the named fiduciaries;

     C. allocate such of its responsibilities as it deems appropriate to any person or persons;

     D. designate any person or persons to carry out such responsibilities whether or not fiduciary in nature;

     E. appoint one or more investment managers to manage any assets of the Plan; and

     F. employ one or more persons to render advice with regard to such responsibilities.

     The Company or any such person may serve in more than one fiduciary capacity.

10.03  Investment Policy
       -----------------

     The Company shall determine an investment policy appropriate to the objectives of each of the Funds as described in Section 7.02 and shall, consistent with such policy and without restriction as to the class of securities or other property, select the specific investments to be made or disposed of under the Fixed Income Fund, and shall direct the Trustee in writing to make or dispose of such investments.

10.04  Investment Manager
       ------------------

     The Company shall appoint one or more Investment Manager(s) who shall select the specific investments to be made or disposed of under the Large Cap Growth Equity Fund, the Large Cap Value Equity Fund, the Indexed Equity Fund, the Mid Cap Blend Equity Fund, the Small Cap Equity Fund, the International Equity Fund and the Global Balanced Fund. Such investments shall be consistent with the investment policy established by the Company for such funds but without restriction as to class of securities or other property. In those cases where such investments are to be held directly by the Trustee, the Investment Manager(s) for the applicable funds shall direct the Trustee in writing to make or dispose of such investments and shall report in writing to the Company after the consummation thereof the amount purchased and the amount sold or otherwise disposed of in each transaction. The Investment Manager(s) shall periodically submit a report in scope and detail satisfactory to the Company, of the securities or properties held in such funds and a summary of all securities or properties purchased or disposed of since the last such summary.

10.05  Investment Review
       -----------------

     The Company shall periodically, but not less than annually, review all completed investment transactions, the portfolio appraisal, and the investment performance of the Funds. The Company shall monitor the performance and services of the Investment Manager(s), but in no event shall the Company direct, approve or ratify specific investment transactions made by the Investment Manager(s).

10.06  Claims
       ------

     A claim or request for a Plan benefit must be filed with the Company in a manner prescribed by the Company. If a claim is denied, in whole or in part, the Company shall notify the claimant in writing of the reasons for the denial. Such notice shall refer to the pertinent Plan provisions on which the denial is based; describe and explain the need for any additional material or information necessary to perfect the claim; and call attention to or explain the Plan's claim review procedure.

10.07  Claims Appeal
       -------------

     A claimant, or his duly authorized representative, may appeal the denial of a claim by submitting a written request for a review to the Company within 120 days after the notice of denial has been received by the claimant.
     In the course of such a review, the claimant, or his representative, may review pertinent documents and may submit issues and comments in writing to the Company.

10.08  Decision on Appeal
       ------------------

     The Company shall notify the claimant of its decision within sixty (60) days after the Company's receipt of the request for review. The decision shall be in writing and shall include specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based. The time for a decision may be extended to 120 days in special circumstances.

10.09  Elections
       ---------

     All claims, elections and designations that Participants are required or permitted to make under the Plan shall be made in the manner prescribed by the Company.

10.10  Necessary Acts
       --------------

     All parties to this Plan and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Plan or any of its provisions.

10.11  Binding on Heirs
       ----------------

     This Plan's provisions shall be binding upon the heirs, executors, administrators, successors and assigns of any and all parties hereto present and future.

10.12  Plan Does Not Create or Modify Employment Relationship
       ------------------------------------------------------

     The establishment and maintenance of this Plan shall not be construed as creating or modifying any contract between an Employer and any of its Employees.

10.13  No Alienation or Assignment
       ---------------------------

     No Participant or Beneficiary shall have the right to alienate or assign his interest under this Plan other than as provided in Article 6. No such interest shall otherwise be subject to attachment, execution, garnishment, or other equitable or legal process. The Company shall take whatever action may be necessary to preserve such interest for the benefit of such Participant or Beneficiary.

     This Section shall not preclude the Company from complying with a court order requiring deduction from the benefits of a Participant in pay status for alimony or support payments.

     This Section shall not preclude the Company from complying with a qualified domestic relations order (as defined in section 414(p) of the Code) relating to the creation, assignment, or recognition of a right to any benefit payable to a Participant, or with any domestic relations order entered before January 1, 1985, if the payment of benefits pursuant to the order has commenced as of such date.

10.14  Employer Not Responsible for Benefits
       -------------------------------------

     All benefits payable under this Plan shall be provided solely from the trust described in Article 7, and the Employer assumes no liability or responsibility for the adequacy of the trust funds. In the event that it becomes impossible for the Company to perform any act under this Plan, that act shall be performed which in the judgment of the Company will most nearly carry out the intent and purpose of this Plan.

10.15  Exclusive Benefit and Return of Contributions
       ---------------------------------------------

     In no event shall contributions made under the Plan or any part of the Plan assets be paid or revert to the Company or be used for or directed to any purpose other than the exclusive benefit of Participants and Beneficiaries, except as provided in the following paragraph.

     All Company Contributions shall be returned to the Company in the event that the Plan initially fails to meet the qualification requirements of the Code. In the case of a Company contribution which is made by mistake of fact, such contribution, to the extent of the mistake, may be returned to the Company within one (1) year after its payment. If a contribution is disallowed as a deduction under section 404 of the Internal Revenue Code, such contribution, to the extent disallowed, may be returned to the Company within one (1) year after its disallowance.

10.16  Administrative Costs
       --------------------

     All reasonable and proper costs of administering the Plan including, but not limited to, counsel fees and the fees of any trustee or fiduciary may be paid from assets of the Plan, but such costs shall be paid by the Company if the same cannot be paid from assets of the Plan. Each Participating Subsidiary or Affiliated Corporation may be required to share in such cost as determined by the Company.

ARTICLE ll.  AMENDMENT AND TERMINATION
----------   -------------------------

11.01  Right to Amend Plan
       -------------------

     The Board of Directors of the Company, or a duly delegated Committee, at a regularly constituted Board or Committee meeting in accordance with the Board's or Committee's customary procedures for conducting business, may elect to amend the Plan at any time; provided, that no such amendment shall be inconsistent with the requirements of ERISA or the Code relating to qualified profit-sharing plans, or shall cause any reduction in the amounts theretofore credited to any Participant.

     Notwithstanding the generality of the foregoing, for the two-year period following the date a Change of Control occurs, no such amendment shall serve (a) to reduce the maximum percentage of Basic Pre-Tax Contributions permitted under Article 4, Section 4.01, below the amount in effect on the day immediately preceding the date the Change of Control occurred, (b) to reduce the Company's obligation to make Matching Company Contributions under Article 4, Section 4.06, below the level in effect on the day immediately preceding the date the Change of Control occurred, or (c) to impose a vesting period for Matching Company Contributions.

11.02  Right to Suspend or Discontinue Contributions or Terminate Plan
       ---------------------------------------------------------------

     The Company reserves the right at any time, subject to the terms of any collective bargaining agreement, to terminate the Plan as well as to suspend contributions hereunder or discontinue them altogether, except that no such termination or suspension shall first be effective within two years after the date a Change of Control occurs. In the event of such a termination or discontinuance or of a partial termination, the Funds shall be valued, and each Participant shall receive distribution of his interest in the Plan in such manner as the Company shall deem appropriate.

11.03  Merger, Consolidation or Transfer
       ---------------------------------

     This Plan shall not be merged or consolidated with, nor its assets or liabilities transferred to, any other plan unless each Participant (if the Plan then terminated) is entitled to receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before such event (if the Plan had then terminated).

ARTICLE 12.  TOP-HEAVY PLAN REQUIREMENTS
----------   ---------------------------

12.01  Superseding Article
       -------------------

     If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Article will supersede any conflicting provision in the Plan for such Plan Year.

12.02  Minimum Contributions
       ---------------------

     The following requirement shall apply for any Plan Year in which the Plan is Top-Heavy:

     A. Except as otherwise provided in (B) below, Company Contributions allocated under this and any other defined contribution plan of the Company on behalf of any Participant who is not a Key Employee shall not be less than three (3) percent of such Participant's Compensation or, if a lesser amount, the largest percentage of Company contributions, as a percentage of the first $200,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year.

          The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of the Participant's failure to provide for Basic Pre-tax Contributions to the Plan.

     B. The provision in (A) above shall not apply to any Participant who was not employed by the Company on the last day of the Plan Year.

12.03  Definitions
       -----------

     For purposes of this Article, the following terms shall have the meaning as described below:

     A.   Key Employee - any employee  or former employee  who at any time
          ------------
          during the Plan Year containing the Determination Date, or the four
          (4) preceding Plan Years, is or was (1) an officer of the employer having annual compensation for such Plan Year which is in excess of 150 percent of the dollar limit in effect under Code section 415(c) for the calendar year in which such Plan Year ends; (2) an owner (or considered as owning within the meaning of section 318) both more than one-half (1/2) percent interest as well as one of the ten (10) largest interests in the employer and having annual compensation greater than the dollar limit in effect under Code section 415(c)(1)(A) for the year; (3) a five (5) percent owner of the employer; or (4) a one (1) percent owner of the employer who has annual compensation of more than $150,000. For purpose of determining the five (5) percent and one (1) percent owners, neither the aggregation rules nor the rules of subsection (b),
          (c) and (m) of Code section 414 apply. Beneficiaries of an Employee acquire the character of the Employee who performed service for the employer. Also, inherited benefits will retain the character of the benefits of the Employee who performed services for the employer.

     B.   Top-Heavy Plan:  For any Plan Year, this plan is Top-Heavy if any of
          ---------------
          the following conditions exists:

          (1) If the Top-Heavy Ratio for this Plan exceeds sixty (60) percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

          (2) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds sixty (60) percent.

          (3) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty (60) percent.

     C.   Top-Heavy Ratio:
          ----------------

          (1) The Top-Heavy Ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the Present Value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the Present Value of accrued benefits under the defined benefit plans for all Participants. Both the numerator and the denominator of the Top-Heavy Ratio are adjusted for any distribution of an account balance or an accrued benefit made in the five (5) year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date.

          (2) For purposes of (1) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulation thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

     D. Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Company or its subsidiaries or affiliates which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

     E.   Required Aggregation Group:
          ---------------------------

          (1) Each qualified plan of the Company or its subsidiaries or affiliates in which at least one Key Employee participates, and

          (2) any other qualified plan of the Company or its subsidiaries or affiliates which enables a plan described (1) to meet the requirements of sections 401(a)(4) or 410 of the Code,

          (3) for purposes of (1) and (2) above, the Company or its subsidiaries shall include all employers aggregated under Code sections 414(b),
              (c), or (m).

     F.   Determination Date:  For any Plan Year subsequent to the first Plan
          ------------------
          Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

     G.   Valuation Date:  The last day of the Plan Year.
          ---------------

     H.   Present Value:  Present Value of benefits accrued under a defined
          -------------
          benefit plan shall be based on the interest and mortality rates specified in the defined benefit plan document.

     I.   Non-Key Employee:  any Employee who is not a Key Employee.  Non-Key
          ----------------
          Employees include Employees who are former Key Employees.

12.04  Top-Heavy Contributions
       -----------------------

     If the Plan is or becomes Top-Heavy in any plan year, in the case of Participants who are also participants in any defined benefit plan of the Company or its subsidiaries which also is or becomes top-heavy, such Participants shall accrue the minimum accrued benefit under any such defined benefit plan in lieu of any Minimum Contribution under Section 12.02.